Exhibit 23.2

Consent of Independent Auditor

The Board of Directors

Callon Petroleum Company:

We consent to the use of our report dated November 14, 2018, with respect to the Cimarex Acquisition Statement of Revenue and Direct Operating Expenses for the year ended December 31, 2017 and the related notes to the financial statement, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the registration statement.

/s/ KPMG LLP

Denver, Colorado

September 20, 2019